                                                                   Exhibit 10(a)
                                                                   -------------
                           FOURTH AMENDMENT AGREEMENT
                           --------------------------
     FOURTH AMENDMENT AGREEMENT (this "AMENDMENT AGREEMENT") dated as of July 31, 1995 by and among (1) CML Group, Inc. (the "BORROWER"), (2) Citibank, N.A. ("CITIBANK"), BayBank Boston, N.A. ("BAYBANK") and The First National Bank of Boston ("FNBB") as lenders (collectively, the "LENDERS" and individually, a "LENDER"), and (3) Citibank as agent (the "AGENT") for the Lenders, amending a certain Third Amended and Restated Revolving Credit Agreement dated as of July 31, 1993 among the Borrower, the Lenders and the Agent (the "ORIGINAL LOAN AGREEMENT"), as amended by a certain Amendment Agreement dated as of May 15, 1994 (the "FIRST AMENDMENT"), as further amended by a certain Second Amendment Agreement dated as of June 1, 1994 (the "SECOND AMENDMENT"), as further amended by a certain Third Amendment Agreement dated as of April 28, 1995 (the "THIRD AMENDMENT")(the Original Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to as the "LOAN AGREEMENT"). All capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings herein as therein.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Loan Agreement, the Lenders may make Advances to the Borrower in the original principal amount of up to $60,000,000; and

     WHEREAS, pursuant to the Loan Agreement, the Borrower executed and delivered the following: (i) a Third Amended and Restated Revolver Note dated as of July 31, 1993 in the original principal amount of up to $25,716,000 in favor of Citibank (the "CITIBANK NOTE"); (ii) a Third Amended and Restated Revolver Note dated as of July 31, 1993 in the original principal amount of up to $17,142,000 in favor of BayBank (the "BAYBANK NOTE"); and (iii) a Third Amended and Restated Revolver Note dated as of July 31, 1993 in the original principal amount of up to $17,142,000 in favor of FNBB (the "FNBB NOTE") (the Citibank Note, the BayBank Note and the FNBB Note are collectively referred to herein as the "NOTES"); and

     WHEREAS, the Borrower has requested that the Lenders and Agent amend certain provisions of the Loan Agreement as further set forth herein; and

     WHEREAS, the Borrower, the Lenders and the Agent have agreed to modify the Loan Agreement pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the same meanings herein as therein.

        Section 2. RATIFICATION OF EXISTING AGREEMENTS. All of the Borrower's obligations and and liabilities to the Lenders and the Agent as evidenced by or otherwise arising under the Loan Agreement, the Notes and the other Loan Documents, except as otherwise expressly modified in this Amendment Agreement upon the terms set forth herein, are, by the Borrower's execution of this Amendment Agreement, ratified and confirmed in all respects. In addition, by the Borrower's execution of this Amendment Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities. The Borrower acknowledges and agrees that this Amendment Agreement shall be included in the definition of Loan Documents under the Loan Agreement.

     Section 3. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Borrower in the Loan Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date.

     Section 4. CONDITIONS PRECEDENT. (a) The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before September 28, 1995 hereof of each of the following conditions precedent:

                (i) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in Section 3 hereof.

                (ii) PERFORMANCE; NO EVENT OF DEFAULT. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Default or Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment Agreement.

                (iii) DELIVERY. The parties hereto shall have executed and delivered this Amendment Agreement together with Fourth Amended and Restated Notes executed in favor of each of the Lenders, each in form and substance satisfactory to the Lenders and Agent.

                (iv) FEES AND EXPENSES. The Borrower shall have paid to the Agent in immediately available funds a non-refundable amendment fee equal to $150,000 for the accounts of the Lenders in accordance with their respective Commitment Percentages proposed to be in effect on the Commitment Effective Date pursuant to Section 5.2 hereof. In addition, the Borrower shall have paid all fees and expenses incurred by the Agent in connection with this Amendment Agreement, the Loan Agreement or the other Loan Documents on or prior to the date hereof.

     (b) In addition to the conditions precedent set forth in clause (a) of
Section 4 above, the effectiveness of the Amendments contemplated by Section 5.1, 5.2, and clauses (f) and (h) of Section 5.14 hereof shall be subject to the satisfaction prior to the effectiveness thereof to each of the following conditions precedent:

        (i) CORPORATE ACTION. The Agent shall receive evidence satisfactory to it that all requisite corporate action necessary for the valid execution, delivery and performance by the Borrower and its Subsidiaries of this Amendment Agreement and all other instruments and documents delivered by the Borrower and its Subsidiaries in connection therewith shall have been duly and effectively taken.

        (ii) The Agent shall have received from Hale & Dorr, counsel to the Borrower, a favorable opinion addressed to the Agent and the Lenders in form and substance satisfactory to the Agent.


     5.  AMENDMENTS TO THE LOAN AGREEMENT.
         ---------------------------------

        5.1 Section 1.01(b) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                 "(b) COMMITMENT TO LEND.  Subject to the terms and
            conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Final Maturity Date upon notice by the Borrower to the Agent given in accordance with
            Section 1.02 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; PROVIDED that the sum of the Outstanding amount of the Advances (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Advances shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for an Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 4.01 and Section 4.02 have been satisfied on the date of such request. Each Borrowing of a Base Rate Advance under this Section 1.01(a) shall be in an aggregate amount of $500,000 or an integral multiple thereof. Each Borrowing of a Eurodollar Rate Advance under this Section 1.01(a) shall be in the aggregate amount of $5,000,000 or an integral multiple thereof. Each Borrowing under this Section 1.01(a) shall consist of Advances made on the same day by each Lender ratably according to the respective Commitment Percentages of the Lenders. Within the limits of each Lender's Commitment, the Borrower may borrow, prepay pursuant to Section 1.08, and reborrow under this Section 1.01(a)."

     5.2. Section 1.01(c) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                "(c) (i)  During the period beginning on July 31, 1995 and ending on the Commitment Effective Date, each Lender's Commitment Percentage shall be as follows:



                         Lender         Commitment Percentage
                         --------       ---------------------
                         Citibank        42.86%
                         BayBank         28.57%
                         FNBB            28.57%

                         Total          100.00%


                 (ii) During the period beginning on the Commitment Effective Date and ending on December 29, 1995, each
            Lender's Commitment Percentage shall be as follows:

                         Lender         Commitment Percentage
                         --------       ---------------------
                         Citibank        40.00%
                         BayBank         30.00%
                         FNBB            30.00%

                         Total          100.00%


                 (iii) From and after December 30, 1995, each Lender's Commitment Percentage shall be as follows:

                         Lender         Commitment Percentage
                         --------       ---------------------
                         Citibank        42.86%
                         BayBank         28.57%
                         FNBB            28.57%

                         Total          100.00%


                 (iv) On and as of the date of any increase of the Total Commitment or change in the respective Commitment Percentages of the Lenders pursuant to the terms of this Agreement, the Lenders shall make such assignments and assumptions of Loans and Commitments as shall be necessary in the opinion of the Agent to effectuate any such increase or change."

    5.3. Section 1.05 of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

            "1.05.  Reduction of Total Commitment.
                    -----------------------------
                 (a) The Total Commitment shall be immediately and
            irrevocably reduced by an amount equal to (i) one hundred percent (100%) of any Net Cash Proceeds in an aggregate amount on a cumulative basis of up to and including eight million dollars ($8,000,000) received by the Borrower or any Subsidiary after the date hereof in connection with any sales of its properties and assets not in the ordinary course of business (any such sales being referred to herein as "REDUCTION SALES"), (ii) zero percent (0%) of any Net Cash Proceeds in excess of eight million dollars ($8,000,000) in the aggregate on a cumulative basis but less than or equal to eighteen million dollars ($18,000,000) in the aggregate on a cumulative basis received by the Borrower or any Subsidiary after the date hereof in connection with Reduction Sales, (iii) fifty percent (50%) of any Net Cash Proceeds in excess of eighteen million dollars ($18,000,000) in the aggregate on a cumulative basis received by the Borrower or any Subsidiary after the date hereof in connection with Reduction Sales constituted of sales of the properties and assets of any of the First Tier Companies not in the ordinary course of business (to the extent permitted by the Majority Lenders), excluding any sales of NordicTrack accounts receivable ("NordicTrack Receivables"), (iv) fifty percent (50%) of any Net Cash Proceeds in excess of eighteen million dollars ($18,000,000) in the aggregate on a cumulative basis received by the Borrower or any Subsidiary after the date hereof in connection with Reduction Sales constituted of sales of NordicTrack Receivables and any of the other properties and assets of the Borrower and its Subsidiaries (other than the properties and assets of any of the First Tier Companies) not in the ordinary course of business (to the extent permitted by the Majority Lenders) until such time as the Total Commitment is equal to or less than $55,000,000, (v) zero percent (0%) of any Net Cash Proceeds received by the Borrower or any Subsidiary from the sales of those assets and properties subject to the operation of clause (iv) hereof to the extent the Total Commitment would not be required to be reduced in connection therewith pursuant to the operation of clause (iv) hereof (to the extent such sales are permitted by the Majority Lenders) and (vi) eighty-five percent (85%) of the Net Cash Proceeds of any Senior Debt Securities issued by the Borrower or any Subsidiary after the date hereof, provided that nothing set forth in this Section 1.05(a) shall alter or modify the Borrower's obligations set forth in Section 6.02(e) or (j) hereof. Without limiting the generality of the foregoing, for the purposes of calculating reductions of the Total Commitment required by the operation of Section 1.05(a)(iv) the purchase by or assignment to any Person (a "THIRD-PARTY CREDITOR") by the Borrower or any of its Subsidiaries or the underwriting by a Third-Party Creditor of credit extended to any retail purchasers of goods sold by the Borrower or any of its Subsidiaries pursuant to an ongoing underwriting arrangement facilitated by the Borrower or any of its Subsidiaries (excluding so-called "credit card" transactions carried out in the ordinary course of business of the Borrower and its Subsidiaries and which are consistent with past practices) shall be deemed to be the sale of an asset not in the ordinary course of business and trigger the commitment reduction obligations set forth in
            Section 105(a)(iv), as applicable."

                 (b) The Borrower shall also have the right, upon at
            least two (2) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Total Commitment of the Lenders, PROVIDED that each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                 (c) Upon the occurrence of a reduction in the Total
            Commitment as contemplated by paragraphs (a) and (b) of this
            Section 1.05, the respective Commitments of the Lenders shall be reduced PRO RATA to an amount equal to their respective Commitment Percentages of the Total Commitment in effect immediately after such reduction.

                 (d) No reduction of the Total Commitment as
            contemplated by paragraphs (a), (b) or (c) of this Section
            1.05 may be reinstated.

                 (e) If at any time the sum of (i) the aggregate
            principal amount of all Advances Outstanding PLUS (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Advances.

                 (f) The Total Commitment shall be reduced to $0 and the
            Advances shall become due and payable in full on the Final Maturity Date."

     5.4. Section 2.01(a) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                 "(a) Subject to the terms and conditions hereof, the
            Issuing Bank, on behalf of the Lenders and in reliance on the agreement of the Lenders set forth in Section 2.01(b) hereof and upon the representations and warranties of the Borrower contained herein and in the other Loan Documents, agrees to issue, extend, and renew for the account of the Borrower one or more standby and trade letters of credit (individually, a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank, from and including the Effective Date to the date which is three (3) calendar months prior to the then scheduled Final Maturity Date; PROVIDED, HOWEVER, that, after giving effect to such request, the sum of (i) the aggregate Maximum Drawing Amount, (ii) any Unpaid Reimbursement Obligations and (iii) the aggregate Outstanding Advances shall not exceed at any time the Total Commitment in effect at such time, and PROVIDED FURTHER that the Maximum Drawing Amount and any Unpaid Reimbursement Obligations with respect to any Standby Letters of Credit shall not exceed $5,000,000 at any time."

     5.5. Section 3.01 of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                 "Section 3.01.  FACILITY FEE.  The Borrower agrees to
            pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee calculated on the basis of a 365/366 day year and at a rate PER ANNUM equal to four-tenths of one percent (.40%) per annum on the average daily Total Commitment (whether used or unused) during each calendar quarter or portion thereof from the date hereof to the Final Maturity Date. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date after July 31, 1995, with a final payment on the Final Maturity Date or any earlier date on which the Commitments shall terminate."

     5.6. Section 6.01(k) of the Loan Agreement is hereby amended by deleting the phrase "during the period commencing December 1 and ending July 1" and inserting in lieu thereof the phrase "commencing during January of".

     5.7. Section 6.02(e) of the Loan Agreement is hereby amended by deleting the phrase "Advance Total Commitment" appearing in the sixth and seventh lines thereof and substituting therefore "Total Commitment."

     5.8. Section 6.02(g) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                 "(g) CAPITAL EXPENDITURES.  Make, or permit any
            Subsidiary to make, any expenditures for fixed or capital assets which would cause the aggregate amount of such expenditures made by the Borrower and the Subsidiaries to exceed, on a Consolidated basis, (i) $75,000,000 in the Fiscal Year ended July 31, 1995 (ii) $32,000,000 for the Fiscal Year ending July 31, 1996, and (iii) $48,000,000 in any Fiscal Year of the Borrower ending thereafter, PROVIDED that each of the Capital Expenditure limits set forth above shall be reduced to the extent of any loans or other investments permitted to be made by Section 6.02(f)(iv) hereof and actually made by the Borrower in such Fiscal Year, and PROVIDED FURTHER that in the event that in any Fiscal Year, the Capital Expenditure limit set forth above for such Fiscal Year is greater than the sum of After-Tax Income (Excluding Permitted Losses) for the prior Fiscal Year PLUS depreciation for the prior Fiscal Year, the Capital Expenditure limit shall be reduced to eliminate such excess. For purposes of determining compliance with the foregoing covenant, there shall be deducted from Capital Expenditures (to the extent included therein) those amounts comprised of construction allowances by landlords."


     5.9. Section 6.02(i) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

           "(i) FIXED CHARGE RATIO.  Permit the ratio of (i) the sum of
     (A) Consolidated Earnings Before Interest and Taxes for any period of four consecutive fiscal quarters ending on the dates set forth in the table below, (B) depreciation and amortization for such period and
     (C) Rental Obligations for such period to (ii) the sum of (A) Fixed
     Charges for such period and (B) Rental Obligations for such period, to be less than the amount set forth opposite such period in the table below.



           Four Consecutive Fiscal    Minimum Fixed
           Quarter Period Ending      Charges Ratio
           -----------------------    -------------

           October 31, 1995           1.1 to 1

           January 31, 1996           1.1 to 1

           April 30, 1996             1.2 to 1

           Each Fiscal Quarter
           ending thereafter          1.25 to 1"


     5.10. Section 6.02(j) of the Loan Agreement is hereby amended by deleting the phrase "Advance Total Commitment" appearing in the last line thereof and substituting therefore "Total Commitment."

     5.11. Section 6.02(h) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

           "(h) LIABILITIES RATIO.  Permit the ratio of (i) the sum of
     (A) Indebtedness (including, without limitation, Subordinated Indebtedness) as of the end of any fiscal quarter and (B) the result of
     (w) Rental Obligations for the four fiscal-quarter period ending on such date multiplied by (x) eight (8) to (ii) the sum of (A) Consolidated Tangible Net Worth, (B) Indebtedness (including, without limitation, Subordinated Indebtedness) and (C) the result of (y) Rental Obligations for the four fiscal-quarter period ending on such date multiplied by
     (z) eight (8), to be greater than .85 to 1."

     5.12. Section 6.02(l) of the Loan Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

           "(l) OPERATIONS OF SUBSIDIARIES.  (a) Cause or permit any
     Subsidiary to have any pre-tax, pre-interest operating loss (Excluding Permitted Losses and Excluding Management Fees) (i) in excess of $11,047,000 for the four consecutive fiscal quarters of such Subsidiary ending April 29, 1995, (ii) in excess of $12,000,000 for the four consecutive fiscal quarters of such Subsidiary ending July 31, 1995, (iii)


            in excess of $15,000,000 for the four consecutive fiscal quarters of such Subsidiary ending October 31, 1995, (iv) in excess of $12,000,000 for the four consecutive fiscal quarters of such Subsidiary ending January 31, 1996 and (v) in excess of $10,000,000 in any period consisting of four consecutive fiscal quarters of such Subsidiary ending on or after February 1, 1996, (b) cause or permit any or all Subsidiaries to have any aggregate pre-tax, pre-interest operating loss (Excluding Permitted Losses and Excluding
            Management Fees) (i) in excess of $16,016,000 for the four consecutive fiscal quarters of such Subsidiaries ending
            April 29, 1995, (ii) in excess of $21,600,000 for the four consecutive fiscal quarters of such Subsidiaries ending July
            31, 1995, (iii) in excess of $20,000,000 for the four consecutive fiscal quarters of such Subsidiaries ending
            October 31, 1995 and (iv) in excess of $15,000,000 in any period consisting of four consecutive fiscal quarters of such Subsidiaries ending on or after November 1, 1995
            (excluding from the calculations under subsection (b) hereof the financial performance of any Subsidiary which had an operating profit during such period), (c) cause or permit
            NordicTrack, Inc. to have a pre-tax, pre-interest operating deficit (Excluding Management Fees) for the fiscal quarter of NordicTrack, Inc. ending on July 31, 1995 of greater than $27,500,000, and (d) cause or permit NordicTrack, Inc. to have a pre-tax, pre-interest operating profit (Excluding
            Management Fees) of less than, or in the case of loss
            (Excluding Management Fees), greater than, those amounts set forth in the table below:




Profit Not to             Loss Not to               Four Fiscal
be less than            be greater than         Quarter Period Ending
-------------           ---------------         ---------------------
     N/A                ($15,000,000)           October 31, 1995
 $25,000,000                N/A                 January 31, 1996
 $10,000,000                N/A                 April 30, 1996
     N/A                ($15,000,000)           July 31, 1996
     N/A                ($15,000,000)           October 31, 1996
 $30,000,000                N/A                 January 31, 1997
 $12,500,000                N/A                 April 30, 1997
     N/A                ($15,000,000)           July 31, 1997"

     5.13. Paragraph (m) of Section 6.02 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "(m) STOCK REPURCHASE.  Make, or permit any Subsidiary
            to make, any repurchase of common stock, subordinated debentures or other equity or subordinated debt securities; PROVIDED that the Borrower may make, or permit any Subsidiary to make, a repurchase of common stock so long as no Default or Event of Default is continuing hereunder or would occur as a result of such repurchase, and further provided that (a) the aggregate amount of such repurchases from and after August 1, 1995 shall not in any event exceed $8,000,000 PLUS, on a cumulative basis, twenty five percent (25%) of positive Consolidated Net Income for each fiscal quarter of the Borrower beginning with the fiscal quarter ending
     October 31, 1995 and (b) the purchase price paid by the Borrower or such Subsidiary to repurchase such common stock shall not in any event exceed $8.25 per share for the first $8,000,000 of such repurchased common stock. It is understood that the Borrower shall be permitted to convert to equity in accordance with the terms thereof the convertible subordinated debentures issued by the Borrower, in the original principal amount of $57,500,000 due 2003."

     5.14. AMENDMENTS TO EXHIBIT A.

           (a) The definition of "Advance Commitment" appearing in EXHIBIT A is hereby deleted.

           (b) The definition of "Advance Total Commitment" appearing in Exhibit A is hereby deleted.

           (c) The definition of "Applicable Margin" appearing in EXHIBIT A is hereby amended by deleting the phrase "three-eighths of one percent (3/8%)" appearing in the second and third lines of subsection (a) thereof and substituting therefore "three-quarters of one percent (3/4%)."

           (d) The definition of "Commitment Percentage" appearing in Exhibit A is hereby amended in its entirety to read as follows:

               "COMMITMENT PERCENTAGE" means with respect to each Lender, the percentage referred to in Section 1.01(c) as such Lender's percentage of the Total Commitment."

           (e) The definition of "Consolidated Earnings Before Interest and Taxes" appearing in EXHIBIT A is hereby amended in its entirety to read as follows:

               "CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES" means the combined and consolidated earnings (or deficit) from the operations of the Borrower and its Subsidiaries, after all expenses and other proper charges other than interest and taxes, determined in accordance with generally accepted accounting principles, Excluding Permitted Losses."

           (f) The definition of "Final Maturity Date" appearing in EXHIBIT A is hereby amended by deleting the date "September 30, 1996" in the first line thereof and substituting therefore "July 31, 1997."

           (g) The definition of "Letter of Credit Commitment" appearing in EXHIBIT A is hereby deleted.

           (h) The definition of "Total Commitment" appearing in EXHIBIT A is hereby amended in its entirety to read as follows:

            "TOTAL COMMITMENT" means (i) during the period beginning on The Commitment Effective Date and ending on December 29, 1995, $100,000,000 and (ii) during the period beginning on December 30, 1995 and ending on the Final Maturity Date, an amount equal (a) to the Total Commitment as in effect on December 29, 1995 (after giving effect to any and all prior reductions of the Total Commitment) minus (b) the result of
            (1) $30,000,000 minus (2) Excess Reductions, as the same may thereafter be reduced pursuant to Section 1.05 hereof."

            (i) The following new definitions are hereby added to EXHIBIT A of the Loan Agreement:

                 "CAPITALIZED LEASES" means leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

                 "COMMITMENT EFFECTIVE DATE" means the date on which the
            conditions precedent set forth in Section 4(b)(i) and (ii) of the Fourth Amendment Agreement to this Agreement dated as of July 31, 1995 are satisfied in full (as evidenced by a written confirmation thereof by the Agent.

                 "DEBT SERVICE" means, for any fiscal period the amount of all principal and Interest Charges, together with fees associated therewith of the Borrower and its Subsidiaries on a consolidated basis in respect of Indebtedness paid or scheduled to be paid during such period. For the purposes of this definition, "principal" shall in include the principal component of payments for such period in respect of Capitalized Leases.

                 "DISTRIBUTION" means the declaration or payment of any
            dividend on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, other than dividends payable solely in shares of common stock of the Borrower or such Subsidiary; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower or any Subsidiary, directly or indirectly through a Subsidiary of the Borrower, such Subsidiary or otherwise; the return of capital by the Borrower or any Subsidiary to its respective shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or any Subsidiary.

                 "EXCESS REDUCTIONS" means an amount equal to the lesser of (a)
            $30,000,000 and (b) the aggregate reductions of the Total Commitment required pursuant to the operation of Section 1.05(a)(iv) on or prior to December 29, 1995 in excess of $7,000,000.

                 "EXCLUDING MANAGEMENT FEES" means, with respect to a specified calculation of income, the exclusion of Management Fees therefrom.

                 "EXCLUDING PERMITTED LOSSES" means, with respect to a
            specified calculation of income, the exclusion of Permitted Losses therefrom.

                "FIRST TIER COMPANIES" means NordicTrack, the Nature Company, a
            California corporation and Smith & Hawken, Ltd., a Delaware corporation.

                 "FIXED CHARGES" means, for any fiscal period, the sum for the
            Borrower and its Subsidiaries on a consolidated basis with respect to (i) Debt Service for such period, (ii) taxes paid during such period and (iii) Distributions made during such period.

                 "MANAGEMENT FEES" means those management fees paid by any
            Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

                 "PERMITTED LOSSES" means pre-tax losses of up to $60,000,000 in the aggregate associated with the planned sale of Britches of Georgetowne, Inc. and its Subsidiaries, PROVIDED THAT, the aggregate amount of such losses shall be comprised of (i) up to $45,000,000 of losses recognized by the Borrower and its Subsidiaries in the third fiscal quarter of the Borrower's 1995 Fiscal Year and (ii) up to $15,000,000 of losses recognized by the Borrower and its Subsidiaries after the third fiscal quarter of the Borrower's 1995 Fiscal Year.

                 "RENTAL OBLIGATIONS" means all present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (ii) obligations in respect of Capitalized Leases and (iii) those obligations of the Borrower and its Subsidiaries to pay rents which are calculated solely as a percentage of retail store sales revenues.

     Section 6.  EXPENSES.  The Borrower agrees to pay to the Agent upon demand
(a) an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred or sustained by the Agent in connection with the preparation of this Amendment Agreement and related matters and (b) from time to time any and all out-of-pocket costs or expenses (including commercial examiner fees and legal fees and disbursements) hereafter incurred or sustained by the Agent and Lenders in connection with the administration of credit extended by the Agent and Lenders to the Borrower or the preservation of or enforcement of the Lenders' and Agent's rights under the Loan Agreement, the Notes or the other Loan Documents.

     Section 7.  MISCELLANEOUS PROVISIONS.

                 (a) Except as otherwise expressly provided by this Amendment Agreement, all of the respective terms, conditions and provisions of the Loan Agreement remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and that this Amendment Agreement and the Loan Agreement and the other Loan Documents, as applicable, be read and construed as one instrument, and all references in the Loan Documents shall hereafter refer to the Loan Agreement and the other Loan Documents, each as amended hereby. The Loan Agreement and the other Loan Documents, each as amended hereby, shall continue to be secured (and the holders of the Obligations shall continue to have the benefit of) the continuing liens and security interests and guarantees, created by the Collateral Agreements.

                 (b) This Amendment Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.

                 (c) This Amendment Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

                                CML GROUP, INC.



                                By: /s/Robert J. Samuelson
                                    ------------------------
                                Its: Senior Vice President
                                    ------------------------

                                CITIBANK, N.A.,
                                Individually,
                                As Agent and Issuing Bank




                                By: /s/Thomas D. Stott
                                    ------------------------
                                Its: Vice President
                                    ------------------------

                                BAYBANK BOSTON, N.A



                                By: /s/Tracy J. Burlock
                                    ------------------------
                                Its: Loan Officer (Special)
                                    ------------------------


                                THE FIRST NATIONAL BANK
                                OF BOSTON



                                By: /s/Thomas F. Farley, Jr.
                                    ------------------------
                                Its: Director
                                    ------------------------